                                                                      EXHIBIT 99
[ALLETE LOGO]


                                           For Release:       July 29, 2005
                                           CONTACT:           Margaret Hodnik
                                                              218-723-3966
                                                              mhodnik@allete.com

                                           INVESTOR           Tim Thorp
                                           CONTACT:           218-723-3953
                                                              tthorp@allete.com
NEWS

                     ALLETE REPORTS SECOND QUARTER RESULTS;
                   REAFFIRMS GUIDANCE FOR 2005 EARNINGS GROWTH

                KENDALL COUNTY CHARGE IMPACTS QUARTERLY EARNINGS

For the second quarter 2005, ALLETE, Inc. (NYSE: ALE) today reported a loss of $1.45 per share from continuing operations that included a previously-announced charge of $1.84 per share related to the assignment of the Kendall County, Ill. power purchase agreement.

Excluding the Kendall County charge, ALLETE's earnings from continuing operations were 39 cents per share compared with eight cents per share in the second quarter of 2004. The company's earnings in the second quarter of 2004 were adversely affected by an impairment charge.

"We're pleased that our core energy and real estate businesses continue to perform at a high level," said Donald J. Shippar, CEO of ALLETE. The company reaffirmed its guidance of 45 to 50 percent earnings growth in 2005 from continuing operations, excluding the Kendall transaction and any earnings from investments it may make in growth initiatives.

"Two significant events occurred during the quarter," Shippar said. "First, the Kendall County transaction was a key strategic accomplishment for our company. Second, site preparation began at our Town Center at Palm Coast project, which we expect will contribute substantial earnings over the next few years."

Quarterly net income from continuing operations at the company's REGULATED UTILITY segment climbed five percent to $7.8 million compared to the second quarter of 2004, due to continued strong electricity sales to retail customers and other power suppliers.

REAL ESTATE income from continuing operations was $2.8 million in the second quarter of 2005, compared with $2.1 million in the same period a year ago. During the quarter, ALLETE Properties recorded its first sales from Town Center at Palm Coast, a major development project now taking shape in the fast-growing northeast Florida community.

Results from NONREGULATED ENERGY OPERATIONS reflected the Kendall County charge, which was announced by ALLETE in April of this year. The elimination of operating losses incurred at the Kendall County facility was partially offset by increased expenses at the Taconite Harbor generating facility and less income at other Nonregulated Energy Operations businesses.

In ALLETE's OTHER business segment, the second quarter produced income from continuing operations of $300,000 compared to a loss of $7.2 million a year ago. This quarter the company benefited from lower interest expense due to reduced debt balances and debt refinancing. In the second quarter of 2004, the company recorded a $3.2 million after-tax impairment in its emerging technology investment portfolio.


                                     -more-

ALLETE NEWS RELEASE                                                       PAGE 2
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ALLETE, headquartered in Duluth, Minn., provides energy services in the upper
Midwest and has significant real estate holdings in Florida. More information about the company is available at www.allete.com.
                                  --------------

THE STATEMENTS CONTAINED IN THIS RELEASE AND STATEMENTS THAT ALLETE MAY MAKE ORALLY IN CONNECTION WITH THIS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, AND INVESTORS ARE DIRECTED TO THE RISKS DISCUSSED IN DOCUMENTS FILED BY ALLETE WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      ###





           ALLETE - 30 WEST SUPERIOR STREET, DULUTH, MINNESOTA 55802
                                 WWW.ALLETE.COM

ALLETE NEWS RELEASE                                                       PAGE 3
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
                                                          ALLETE, INC.
                                                CONSOLIDATED STATEMENT OF INCOME
                                          FOR THE PERIODS ENDED JUNE 30, 2005 AND 2004
                                               Millions Except Per Share Amounts
                                                                                 QUARTER ENDED                   YEAR TO DATE
                                                                             2005             2004           2005            2004
------------------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUE                                                           $186.8           $186.2         $393.7          $ 395.2
------------------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
     Fuel and Purchased Power                                                 70.3             77.2          139.4            146.1
     Operating and Maintenance                                                81.6             77.2          164.7            160.8
     Kendall County Charge                                                    77.9                -           77.9                -
     Depreciation                                                             12.7             12.5           25.3             24.9
------------------------------------------------------------------------------------------------------------------------------------

         Total Operating Expenses                                            242.5            166.9          407.3            331.8
------------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS                           (55.7)            19.3          (13.6)            63.4
------------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
     Interest Expense                                                         (6.7)            (9.1)         (13.5)           (18.2)
     Other                                                                     1.5             (3.5)          (2.7)            (3.1)
------------------------------------------------------------------------------------------------------------------------------------

         Total Other Expense                                                  (5.2)           (12.6)         (16.2)           (21.3)
------------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE MINORITY INTEREST AND INCOME TAXES                               (60.9)             6.7          (29.8)            42.1
MINORITY INTEREST                                                              0.2              0.5            1.4              1.9
------------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                 (61.1)             6.2          (31.2)            40.2
INCOME TAX EXPENSE (BENEFIT)                                                 (21.5)             3.8           (9.6)            16.4
------------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE CHANGE IN ACCOUNTING PRINCIPLE                                   (39.6)             2.4          (21.6)            23.8
INCOME (LOSS) FROM DISCONTINUED OPERATIONS - NET OF TAX                       (0.7)            34.3           (1.3)            65.6
CHANGE IN ACCOUNTING PRINCIPLE - NET OF TAX                                      -                -              -             (7.8)
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                                           $(40.3)          $ 36.7         $(22.9)         $  81.6
------------------------------------------------------------------------------------------------------------------------------------

AVERAGE SHARES OF COMMON STOCK
     Basic                                                                    27.2             28.4           27.2             28.2
     Diluted                                                                  27.2             28.5           27.2             28.4
------------------------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
     Continuing Operations                                                  $(1.45)           $0.08         $(0.79)           $0.85
     Discontinued Operations                                                 (0.03)            1.21          (0.05)            2.32
     Change in Accounting Principle                                              -                -              -            (0.28)
------------------------------------------------------------------------------------------------------------------------------------

                                                                            $(1.48)           $1.29         $(0.84)           $2.89
------------------------------------------------------------------------------------------------------------------------------------

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
     Continuing Operations                                                  $(1.45)           $0.08         $(0.79)           $0.84
     Discontinued Operations                                                 (0.03)            1.21          (0.05)            2.31
     Change in Accounting Principle                                              -                -              -            (0.27)
------------------------------------------------------------------------------------------------------------------------------------

                                                                            $(1.48)           $1.29         $(0.84)           $2.88
------------------------------------------------------------------------------------------------------------------------------------

DIVIDENDS PER SHARE OF COMMON STOCK                                        $0.3150          $0.8475        $0.6150          $1.6950
------------------------------------------------------------------------------------------------------------------------------------

                         CONSOLIDATED BALANCE SHEET
                                 Millions

                                                 JUN. 30,      DEC. 31,
                                                   2005          2004
-----------------------------------------------------------------------
ASSETS
Cash and Cash Equivalents                       $    79.1     $    44.9
Restricted Cash                                         -          30.3
Short-Term Investments                               63.0         149.2
Other Current Assets                                152.9         141.7
Property, Plant and Equipment                       883.0         883.1
Investments                                         123.3         124.5
Discontinued Operations                               4.0           4.9
Other                                                48.1          52.8

-----------------------------------------------------------------------
TOTAL ASSETS                                    $ 1,353.4     $ 1,431.4
-----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities                             $    85.7      $   97.8
Long-Term Debt                                      389.3         390.2
Other Liabilities                                   295.5         300.9
Discontinued Operations                               6.5          12.0
Shareholders' Equity                                576.4         630.5


-----------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 1,353.4      $1,431.4
-----------------------------------------------------------------------

ALLETE NEWS RELEASE                                                       PAGE 4
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
                                                                          QUARTER ENDED                        YEAR TO DATE
                                                                            JUNE 30,                             JUNE 30,
ALLETE, INC.                                                         2005             2004                2005              2004
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)
Millions

   Regulated Utility                                                $  7.8           $ 7.4               $ 20.7             $19.9
   Nonregulated Energy Operations <F1>                               (50.5)            0.1                (48.9)             (0.1)
   Real Estate                                                         2.8             2.1                  9.7              13.0
   Other                                                               0.3            (7.2)                (3.1)             (9.0)
----------------------------------------------------------------------------------------------------------------------------------

   Income (Loss) from Continuing Operations                          (39.6)            2.4                (21.6)             23.8
   Income (Loss) from Discontinued Operations                         (0.7)           34.3                 (1.3)             65.6
   Change in Accounting Principle                                        -               -                    -              (7.8)
----------------------------------------------------------------------------------------------------------------------------------

   Net Income                                                       $(40.3)          $36.7               $(22.9)            $81.6
----------------------------------------------------------------------------------------------------------------------------------


DILUTED EARNINGS (LOSS) PER SHARE
   Continuing Operations                                            $(1.45)          $0.08               $(0.79)            $0.84
   Discontinued Operations                                           (0.03)           1.21                (0.05)             2.31
   Change in Accounting Principle                                        -               -                    -             (0.27)
----------------------------------------------------------------------------------------------------------------------------------

                                                                    $(1.48)          $1.29               $(0.84)            $2.88
----------------------------------------------------------------------------------------------------------------------------------

<F1>  In April 2005, ALLETE recorded a $50.4 million, or $1.84 per diluted share, charge related to  the assignment of the Kendall
      County power purchase agreement.

Note:  In 2005, we began allocating corporate charges and interest expense  to  our  business segments.  For comparative purposes, segment information for 2004 has been  restated to reflect the new allocation method used in 2005 for corporate charges and interest expense. This restatement had no impact on consolidated net income or earnings per share.

                                                                          QUARTER ENDED                        YEAR TO DATE
                                                                            JUNE 30,                             JUNE 30,
ALLETE, INC.                                                         2005             2004                2005              2004
----------------------------------------------------------------------------------------------------------------------------------
KILOWATTHOURS SOLD
Millions

   Regulated Utility
       Retail and Municipals
           Residential                                               229.9           228.8                549.7             539.1
           Commercial                                                300.5           294.3                640.3             626.2
           Industrial                                              1,746.9         1,770.0              3,524.0           3,536.8
           Municipals                                                199.3           189.0                421.3             402.8
           Other                                                      18.1            17.8                 38.5              38.0
----------------------------------------------------------------------------------------------------------------------------------

                                                                   2,494.7         2,499.9              5,173.8           5,142.9
       Other Power Suppliers                                         366.9           168.4                603.6             385.6
----------------------------------------------------------------------------------------------------------------------------------

                                                                   2,861.6         2,668.3              5,777.4           5,528.5
   Nonregulated Energy Operations                                    399.9           414.6                753.8             848.6
----------------------------------------------------------------------------------------------------------------------------------

                                                                   3,261.5         3,082.9              6,531.2           6,377.1
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REAL ESTATE

   Acres Sold                                                           96             159                  579             1,427
   Lots Sold                                                             -              12                    7               211


[THIS EXHIBIT HAS BEEN FURNISHED AND SHALL NOT BE DEEMED "FILED" FOR PURPOSES OF
SECTION 18 OF THE SECURITIES ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE IN ANY FILING UNDER THE SECURITIES ACT OF 1933, EXCEPT AS SHALL BE EXPRESSLY SET FORTH BY SPECIFIC REFERENCE IN SUCH FILING.]